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                                                                  EXHIBIT 10.37


                           LOAN AND SECURITY AGREEMENT

      This LOAN AND SECURITY AGREEMENT is entered into as of January 20, 2000 between FINOVA CAPITAL CORPORATION, BUSINESS CREDIT, a Delaware corporation (FINOVA), with a place of business located at 1000 Abernathy Road N.E., Building 400, Suite 1500, Atlanta, Georgia 30328 and STAR TOBACCO AND PHARMACEUTICALS, INC., a Virginia corporation (Borrower), with its chief executive office located at 16 South Market Street, Petersburg, Virginia 23803.

      The parties agree as follows:

      1.    DEFINITIONS AND CONSTRUCTION

            1.1 TERMS. In addition to the terms that are defined within this Agreement, the following terms shall have the following definitions when used in this Agreement:

                  Account Debtor means any Person who is or who may become obligated under, with respect to, or on account of an Account.

                  Accounts means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, whether or not earned by performance, all credit insurance, guaranties, and other security therefor, as well as all goods returned to or reclaimed by Borrower, and Borrower's Books relating to any of the foregoing.

                  Agreement means this Loan and Security Agreement and any riders, addenda, extensions, supplements, amendments or modifications to or in connection with this Loan and Security Agreement.

                  Applicable Margin means a percentage equal to one half percent (0.5%).

                  Authorized Representative means any officer, employee or other representative of Borrower authorized in writing by Borrower to transact business with Finova.

                  Bankruptcy Code means the United States Bankruptcy Code (11 U.S.C. Sections 101 et seq.), as amended, and any successor statute.

                  Borrower's Books means all of Borrower's books and records including all of the following: ledgers; records indicating, summarizing or evidencing Borrower's assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs (whether owned by Borrower or in which it has an interest), disk or tape files, printouts, runs or other computer prepared information, and the equipment containing such information.

                  Business Day means any day which is not a Saturday, Sunday or other day on which banks in the State of Georgia are authorized or required to close.

                  Code means the Georgia Uniform Commercial Code, as amended from time to time.

                  Collateral means all of the following: the Accounts; the General Intangibles; the Investment Property; the Negotiable Collateral; any money or other assets of Borrower which hereafter come into the possession, custody or control of Finova; and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, money, deposit accounts or other tangible or intangible property resulting from the sale or other disposition of the Collateral, or any portion thereof or interest therein, and the proceeds thereof.

                  Conditions Precedent Rider means that certain Conditions Precedent Rider to this Agreement dated as of the date hereof between Finova and Borrower.


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                  Eligible Accounts means those Accounts created by Borrower in the ordinary course of business that arise out of Borrower's sale of goods or rendition of services, are owing from Account Debtors that are acceptable to Finova, strictly comply with all of the representations and warranties made by Borrower to Finova in the Loan Documents; PROVIDED, HOWEVER, that standards of eligibility may be established and revised from time to time by Finova in Finova's reasonable credit judgment. In determining such eligibility, Finova may, but is not obligated to, rely on agings, reports and schedules of Accounts furnished to Finova by Borrower. Eligible Accounts shall not include any of the following: (a) Accounts that the Account Debtor has failed to pay within thirty
(30) days after the original invoice date; (b) all Accounts owed by any Account Debtor that has failed to pay fifty percent (50%) or more of the aggregate amount of its Accounts owed to Borrower within thirty (30) days after the original invoice date; (c) Accounts with respect to which the Account Debtor is an officer, director, employee or agent of Borrower; (d) Accounts with respect to which the Account Debtor is a subsidiary of, related to, affiliated with or has common shareholders, officers or directors with Borrower; (e) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or which contain other terms by reason of which payment by the Account Debtor may be conditional; (f) Accounts with respect to which the Account Debtor is not a resident of the United States or Canada; (g) Accounts with respect to which the Account Debtor is the United States or any department, agency or instrumentality of the United States, unless Borrower has complied, to the satisfaction of Finova, with the Federal Assignment of Claims Act with respect to such Accounts; (h) Accounts with respect to which the Account Debtor is a state, county or municipality, or political subdivision or agency thereof, and applicable law disallows or restricts an assignment of Accounts on which it is the Account Debtor; (i) Accounts with respect to which Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to Borrower or, for any other reason, are subject to any right of offset in favor of the Account Debtor; (j) Accounts with respect to an Account Debtor whose total obligations to Borrower exceed fifteen percent (15%) of all Accounts, to the extent such obligations exceed such percentage; (k) Accounts with respect to which the Account Debtor disputes liability or makes any claim with respect thereto, or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; (l) Accounts that represent progress billings or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services; (m) Accounts that are payable in currency other than United States dollars; (n) Accounts that arise from a retail sale of goods to a Person who is purchasing same primarily for personal, family or household purposes; or (o) Accounts owing from Brown & Williamson Tobacco Corporation.

                  Environmental Law means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the regulations pertaining to such statutes, and any other safety, health or environmental statutes, laws, regulations or ordinances of the United States or of any state, county or municipality in which Borrower conducts its business or the Collateral is located.

                  Equipment means all of Borrower's present and hereafter acquired equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, motor vehicles, rolling stock, processors, tools, parts, dies, jigs, goods (other than consumer goods, farm products or Inventory), wherever located, and any interest of Borrower in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions and improvements to any of the foregoing, wherever located.

                  ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

                  ERISA Affiliate means each trade or business (whether or not incorporated and whether or not foreign) which is or may hereafter become a member of a group of which Borrower is a member and which is treated as a single employer under ERISA Section 4001(b)(1), or IRC Section 414.

                  Event of Default means each of the events specified in Section 8.

                  Fixed Charge Coverage Ratio means, for any period, a ratio of
(a) Borrower's earnings before interest expense, tax expense, depreciation, amortization and any other non-cash charges less unfinanced capital expenditures to (b) the sum of Borrower's interest expense, tax expense, scheduled current portion of long term debt, capital lease expenses, amounts required to be escrowed by Borrower under the Master Tobacco Settlement Agreement ("MSA") or the model statutes created under the MSA and dividends, advances and other distributions to shareholders, all accrued, paid or payable and determined in accordance with GAAP.

                  Finova Expenses means all of the following: costs and expenses (including taxes, assessments and insurance premiums) required to be paid by Borrower under any of the Loan Documents which are paid or advanced by Finova;


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filing, recording, publication, appraisal (including periodic Collateral appraisals), real estate survey, environmental audit and search fees assessed, paid or incurred by Finova in connection with Finova's transactions with Borrower; costs and expenses incurred by Finova in the disbursement or collection of funds to or from Borrower; charges resulting from the dishonor of checks; costs and expenses paid or incurred by Finova to cure any Event of Default or enforce any provision of the Loan Documents, or in the direct collection of the Accounts or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; costs and expenses paid or incurred by Finova that result from third party claims against Finova covered by Borrower's indemnification of Finova in Section 11.4; costs and expenses paid or incurred by Finova in enforcing or defending the Loan Documents; and Finova's reasonable attorneys fees and expenses incurred (including the reasonable allocated costs of Finova's in-house counsel) in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing, defending or otherwise representing Finova in connection with the Loan Documents or the Obligations (including reasonable attorneys fees and expenses incurred in connection with a workout, a restructuring, an action to lift the automatic stay of Section 362 of the Bankruptcy Code, any other action or participation by Finova in an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations or any defense or participation by Finova in any lender liability, preference or fraudulent conveyance actions).

                  General Intangibles means all of Borrower's present and future general intangibles and other personal property (including contract rights, rights arising under common law, statutes or regulations (except relating to trademark and trademark applications), choses or things in action, goodwill, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, infringement claims, computer programs, computer discs, source codes, computer tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds and tax refund claims) other than goods, Accounts, licenses, franchises, patents and patent applications, trade names, trademarks and trademark applications, service marks, copyrights and copyright applications, trade secrets, blueprints, drawings and monies due under any royalty or licensing agreements, and Borrower's Books relating to any of the foregoing.

                  Hazardous Material means any substance, material, emission or waste which is or hereafter becomes regulated or classified as a hazardous substance, hazardous material, toxic substance or solid waste under any Environmental Law, asbestos, petroleum products, urea formaldehyde, polychlorinated biphenyls (PCBs), radon and any other hazardous or toxic substance, material, emission or waste.

                  Insolvency Proceeding means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors or proceedings seeking reorganization, liquidation, arrangement or other similar relief.

                  Inventory means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service, Borrower's present and future raw materials, work in process, finished goods and materials used in or consumed in Borrower's business, goods which have been returned to, repossessed by or stopped in transit by Borrower, packing and shipping materials, wherever located, any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

                  Investment Property means all of Borrower's present and future investment property, including all certificated and uncertificated securities, securities entitlements, securities accounts, commodity accounts and commodity contracts, except any escrow fund amounts to be established under the MSA or the model statutes created under the MSA.

                  IRC means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

                  Loan Documents means, collectively, this Agreement, any Notes, any security agreements, pledge agreements, deeds of trust, mortgages or other encumbrances or agreements which secure the Obligations, any guaranties of the Obligations, any lock box or blocked account agreements and any other agreement entered into between Borrower or any guarantor of the Obligations and Finova relating to or in connection with this Agreement.

                  Maximum Rate means the maximum non-usurious rate of interest permitted by applicable law that at any time, or from time to time, may be contracted for, taken, reserved, charged or received on the Obligations in question or, to the extent permitted by applicable law, under such applicable laws that may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow. Notwithstanding any other provision in this Agreement, the Maximum Rate shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be).


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                  Multiemployer Plan means a multiemployer plan as defined in
ERISA Sections 3(37) or 4001(a)(3) or IRC Section 414(f) which covers employees of Borrower or any ERISA Affiliate.

                  Negotiable Collateral means all of Borrower's present and future letters of credit, notes, drafts, instruments, documents, leases and chattel paper, and Borrower's Books relating to any of the foregoing.

                  Note means any promissory note made by Borrower to the order of Finova concurrently herewith or at any time hereafter.

                  Obligations means all loans, advances, debts, liabilities (including all amounts charged to Borrower's loan account pursuant to any agreement authorizing Finova to charge Borrower's loan account), obligations, fees, lease payments, guaranties, covenants and duties owing by Borrower to Finova of any kind and description (whether pursuant to or evidenced by the Loan Documents, by any Note or other instrument or by any other agreement between Finova and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and all interest thereon, including any interest that, but for the provisions of the Bankruptcy Code, would have accrued, and all Finova Expenses which Borrower is required to pay or reimburse pursuant to the Loan Documents, by law or otherwise.

                  Person means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint ventures, trusts, land trusts, business trusts or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  Plan means any plan described in ERISA Section 3(2) maintained for employees of Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

                  Reference Rate means the variable rate of interest, per annum, published by The Wall Street Journal as the "Prime Rate" and based on "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks". The Reference Rate is nothing more nor less than an index for determining the interest rate payable under the terms of this Agreement. The Reference Rate is not necessarily the best rate, or any other definition of rates, offered by the banks that establish the rate or by Finova. In the event The Wall Street Journal ceases to publish the "Prime Rate", Finova, in its reasonable judgment, may substitute any similar index for the Reference Rate.

            1.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting and the term "or" has the inclusive meaning generally represented by the phrase "and/or". The words hereof, herein, hereby, hereunder and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified. Any reference in this Agreement or in any of the other Loan Documents to this Agreement or any of the other Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, restatements, substitutions and supplements thereto and thereof.

            1.3 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles (GAAP) as in effect from time to time. When used herein, the term financial statements shall include the notes and schedules thereto.

            1.4 RIDERS, EXHIBITS, ETC. The Conditions Precedent Rider and any other riders, exhibits, addenda and schedules to this Agreement shall be deemed incorporated herein by reference.

            1.5 CODE. Any terms used in this Agreement, which are defined in the Code, shall be construed and defined as set forth in the Code unless otherwise defined herein.

      2.    ADVANCES AND TERMS OF PAYMENT

            2.1 REVOLVING ADVANCES. Upon the request of Borrower, made at any time during the term hereof, and so long as no Event of Default exists, Finova shall, in its sole discretion, make advances (the Revolving Advances) to Borrower in an amount equal to eighty percent (80%) of the aggregate outstanding amount of Eligible Accounts; PROVIDED, HOWEVER, that in no event shall the aggregate amount of the outstanding Revolving Advances be greater than, at any time, the sum of Three Million


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Dollars ($3,000,000) (the Revolving Advance Limit). Finova may reduce its advance rates on Eligible Accounts, reduce the Revolving Advance Limit or establish reserves with respect to borrowing availability if Finova determines, in its sole discretion, that there has occurred, or is likely to occur, an impairment of the prospect of repayment of all or any portion of the Obligations, the value of the Collateral or the validity or priority of Finova's security interests in the Collateral.

             2.2 INITIAL ADVANCE. Finova agrees that, upon satisfaction on or before January 21, 2000 of each of the conditions precedent set forth in the Conditions Precedent Rider and elsewhere in this Agreement, Finova shall advance to Borrower, on Borrower's request therefor, an amount not less than Two Hundred Fifty Thousand Dollars ($250,000) as Finova's initial Revolving Advance under this Agreement, and all future Revolving Advances under this Agreement shall be for an amount not less than Three Thousand Dollars ($3,000) and shall be deemed to be and constitute, together with the initial Revolving Advance, one general obligation of Borrower and a single loan from Finova to Borrower, and shall be secured by Finova's security interest in and lien upon all of the Collateral, and by all other security interests and liens heretofore, now or at any time or times hereafter granted by Borrower to Finova.

            2.3 OVERADVANCES. All Revolving Advances made hereunder shall be added to and deemed part of the Obligations when made. If, at any time and for any reason, the aggregate amount of the outstanding Revolving Advances exceeds the dollar or percentage limitations contained in Section 2.1 (an Overadvance), then Borrower shall, upon demand by Finova, immediately pay to Finova, in cash, the amount of such excess.

            2.4 OVERADVANCE FEE. Without affecting Borrower's obligation to immediately repay to Finova the amount of each Overadvance in accordance with the provisions of Section 2.3, in the event Finova agrees to permit any Overadvance to exist and continue and in consideration for permitting such Overadvance to exist and continue, Finova shall be entitled to charge Borrower a fee in an amount equal to Two Hundred Fifty Dollars ($250) per day for each day any Overadvance exists or, alternatively, such other fee as Finova and Borrower may agree to at the time the Overadvance is made or discovered. If the fee provided for in this Section 2.4 is held to constitute interest under applicable law, it shall be deemed to be interest on the total outstanding principal balance of all the Obligations and not merely interest on the Overadvance.

            2.5 AUTHORIZATION TO MAKE REVOLVING ADVANCES. Borrower hereby authorizes Finova to make Revolving Advances based upon telephonic or other instructions received from anyone purporting to be an Authorized Representative, or, at the discretion of Finova without instructions from or notice to Borrower, if such Revolving Advances are necessary to satisfy any Obligations. All requests for Revolving Advances hereunder shall specify the date on which the requested Revolving Advance is to be made (which day shall be a day that Finova is open for business) and the amount of the requested Revolving Advance. Requests received after 11:00 a.m. Eastern time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Revolving Advances made under this Agreement shall be conclusively presumed to have been made to, at the request of, and for the benefit of Borrower when deposited to the credit of Borrower or otherwise disbursed in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

            2.6         INTEREST.

                  A. BASIC RATE; DEFAULT RATE. Except where specified to the contrary in any Loan Document, the aggregate outstanding principal balances of all Obligations shall bear interest at an annual rate equal to the lesser of (a) the Maximum Rate or (b) the Reference Rate plus the Applicable Margin. At Finova's option, the aggregate outstanding principal balances of all Obligations shall bear interest, from and after written notice by Finova to Borrower of the existence of an Event of Default and without constituting a waiver of any such Event of Default, at an annual rate equal to the lesser of (a) the Maximum Rate or (b) the Reference Rate plus the Applicable Margin plus three percent (3.0%); provided, however, that in the event an Insolvency Proceeding is commenced by or against Borrower, Finova may charge such default rate of interest without providing written notice thereof to Borrower. Borrower acknowledges that the default rate of interest reflects a substantially greater level of risk to Finova when an Event of Default exists and that Finova is entitled to additional compensation for such risk. All interest payable by Borrower under the Loan Documents shall be due and payable on the first day of each calendar month during the term of this Agreement and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed, based on the aggregate principal amount of the Obligations that are outstanding on each day. Interest shall continue to accrue until all of the Obligations are paid in full.

                  B. INITIAL RATE. The Reference Rate as of the date of this Agreement is eight and one-half percent (8.50%) per annum, and, therefore, the effective rate of interest hereunder as of the date of this Agreement, expressed in simple

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interest terms, is nine percent (9.00%) per annum. The interest rate payable by Borrower under the terms of this Agreement shall be adjusted in accordance with any change in the Reference Rate from time to time on the date of any such change.

                  C. MINIMUM INTEREST. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower shall pay Finova a minimum monthly interest charge in respect of the outstanding principal balance of the Obligations equal to Four Thousand Dollars ($4,000) per month.

            2.7 VERIFICATION AND COLLECTION OF ACCOUNTS. Finova may, at any time, (a) notify Account Debtors of Borrower that the Accounts have been assigned to Finova and that Finova has a security interest in the Accounts; and
(b) contact Account Debtors of Borrower, either in writing or by telephone, for the purpose of verifying the validity, amount or any other matter relating to any Accounts. Finova may, at any time that an Event of Default exists, collect the Accounts directly. Unless and until Finova begins direct collection of the Accounts or gives Borrower other written instructions, Borrower shall collect all Accounts and the proceeds of other Collateral for the benefit of Finova, receive in trust all payments thereon as Finova's trustee and immediately deliver said payments to Finova in their original form as received by Borrower (subject to the terms of any lockbox, blocked account or similar agreement entered into for the purpose of collection of the Accounts).

            2.8 CREDITING PAYMENTS. For the purpose of calculating the availability of Revolving Advances under Section 2.1, the receipt by Finova of any wire transfer of funds, check or other item of payment shall be applied immediately to provisionally reduce the Obligations, but such receipt shall not be considered a payment on account unless such wire transfer is of immediately available federal funds and is made to the appropriate deposit account of Finova or unless and until such check or other item of payment is honored when presented for payment. For the purpose of calculating interest under Section 2.6A, the receipt by Finova of any wire transfer of funds, check or other item of payment shall be deemed to have occurred three (3) Business Days after the date Finova actually receives such item of payment. In the event any check or other item of payment is not honored when presented for payment, Borrower shall be deemed not to have made such payment. Notwithstanding anything to the contrary contained herein, any wire transfer, check or other item of payment received by Finova after 11:00 a.m. Eastern time shall be deemed to have been received by Finova as of the opening of business on the immediately following Business Day.

            2.9         INTENTIONALLY OMITTED.

            2.10 LOAN ORIGINATION FEE. Borrower shall pay Finova a fee (the Loan Origination Fee) in the amount of Fifteen Thousand Dollars ($15,000). The Loan Origination Fee shall be fully earned and is due and payable on the date that the initial Revolving Advance is made hereunder.

            2.11        INTENTIONALLY OMITTED.

            2.12        INTENTIONALLY OMITTED.

            2.13        INTENTIONALLY OMITTED.

            2.14 EXAMINATION FEE. Borrower shall pay Finova a fee in an amount equal to Seven Hundred Dollars ($700) per day per examiner plus out-of-pocket expenses incurred by Finova for each field examination of Borrower performed by Finova during the entire term of this Agreement.

            2.15 MISCELLANEOUS FEES. Borrower shall pay Finova its customary fees for wire transfers (including a premium for early and late transfers), returned checks, letter of credit guarantees and any other services provided by Finova to Borrower that are incidental to this Agreement. Upon Borrower's request, Finova shall provide Borrower with a written schedule of the amounts of all such miscellaneous fees.

            2.16 MAXIMUM CHARGES. Notwithstanding any provision contained in this Agreement or any of the other Loan Documents, in no contingency or event whatsoever shall the aggregate of all amounts that are contracted for, charged or collected pursuant to the terms of this Agreement or any of the other Loan Documents and that are deemed interest under applicable law exceed that highest rate permissible under any applicable law. No agreements, conditions, provisions or stipulations contained in this Agreement or any of the other Loan Documents or the exercise by Finova of the right to accelerate the payment or maturity of all or any portion of the Obligations, or the exercise of any option whatsoever contained in any of the Loan Documents, or the prepayment by Borrower of any of the Obligations, or the occurrence of any contingency whatsoever, shall entitle Finova to charge or receive in any event, interest or any charges, amounts, premiums or fees deemed interest by applicable law (such interest, charges, amounts, premiums and fees referred to in this Section 2.16 collectively as Interest) in excess of the Maximum Rate and in no event


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shall Borrower be obligated to pay Interest exceeding the Maximum Rate, and all agreements, conditions or stipulations, if any, which may in any event or contingency whatsoever operate to bind, obligate or compel Borrower to pay Interest exceeding the Maximum Rate shall be without binding force or effect, at law or in equity, to the extent only of the excess of Interest over the Maximum Rate. If any Interest is charged or received in excess of the Maximum Rate (Excess), Borrower acknowledges and stipulates that any such charge or receipt shall be the result of an accident and bona fide error, and such Excess, to the extent received, shall be applied first to reduce the principal Obligations and the balance, if any, returned to Borrower, it being the intent of the parties hereto not to enter at any time into a usurious or otherwise illegal relationship. The right to accelerate the maturity of any of the Obligations does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and Finova does not intend to collect any unearned interest in the event of any such acceleration. Borrower recognizes that, with fluctuations in the rates of interest set forth in Section 2.6 and the Maximum Rate, such an unintentional result could inadvertently occur but for the agreements of the parties to limit interest to the Maximum Rate and to apply, credit or return any Excess as provided herein. All monies paid to Finova hereunder or under any of the other Loan Document, whether at maturity or by prepayment, shall be subject to any rebate of unearned interest as and to the extent required by applicable law. By the execution of this Agreement, Borrower covenants that (a) the credit or return of any Excess shall constitute the acceptance by Borrower of such Excess, and (b) Borrower shall not seek or pursue any other remedy, legal or equitable, against Finova, based in whole or in part upon contracting for, charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by Finova, all Interest at any time contracted for, charged or received from Borrower in connection with this Agreement shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Obligations. Borrower and Finova shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (b) exclude voluntary prepayments and the effects thereof. The provisions of this Section 2.16 shall be deemed to be incorporated into every Loan Document (whether or not any provision of this Section 2.16 is referred to therein). All such Loan Documents and communications relating to any Interest owed by Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of the Obligations, be automatically recomputed by Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section 2.16. Notwithstanding any provisions contained in this Agreement or any of the other Loan Documents providing that interest is to be computed on the basis of a 360 day year, interest shall never exceed the Maximum Rate computed on the basis of a 365 or 366 year, as the case may be. In no event shall Borrower be obligated to pay any of the fees payable under this Agreement to the extent that the amount of such fees otherwise payable under such sections, when added to the amount of interest charged under Section 2.6 or otherwise, would result in the assessment or collection of sums deemed to be Interest in excess of the Maximum Rate (it being the express intent and understanding of the parties hereto that such fees not constitute interest or a charge for the use or detention of money).

            2.17        MONTHLY STATEMENTS. Finova shall render monthly

statements to Borrower of all Obligations, including statements of all principal, interest, fees and Finova Expenses charged, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Finova unless, within thirty (30) days after receipt thereof by Borrower, Borrower shall deliver to Finova, by registered or certified mail or overnight courier service, at Finova's address stated in
Section 12, written objection to Finova's statement specifying the error or errors, if any, contained in such statements.

            2.18 PAYMENT MECHANICS. As an administrative convenience to Borrower to ensure the timely payment of amounts owing by Borrower to Finova under this Agreement, Borrower hereby requests Finova to advance for the account of Borrower an amount each month sufficient to pay interest accrued on the principal amount of the Obligations during the immediately preceding month and all monthly principal installments or other payments due under a Note or other Loan Document and amounts from time to time sufficient to pay all fees and Finova Expenses owing by Borrower under this Agreement. Borrower authorizes Finova to make a Revolving Advance for Borrower's account of a sum sufficient each month to pay, on the due date thereof, all interest accrued on the principal amount of the Obligations during the immediately preceding month and all monthly principal installments or other payments due under a Note or other Loan Document and sums from time to time sufficient to pay, on the due date thereof, all fees and Finova Expenses owing by Borrower under this Agreement, and Finova may apply the proceeds of each such Revolving Advance to the payment of such interest, installments, fees and Finova Expenses. Each such Revolving Advance shall thereafter accrue interest at the rate then applicable under this Agreement. Finova, however, shall not be obligated to make any such Revolving Advance and Borrower acknowledges that Finova will be particularly disinclined to do so if an Event of Default or an Overadvance exists at the time of, or would result from the making of, such Revolving Advance.

            2.19 REPAYMENT OF THE OBLIGATIONS. All of the Obligations shall be payable by Borrower to Finova upon the earliest of (a) the receipt by Finova or Borrower of any collections or proceeds of any of the Collateral, to the extent of such collections or proceeds, (b) the occurrence of an Event of Default in consequence of which Finova elects to accelerate the maturity and payment of the Obligations or (c) termination of the Loan Agreement pursuant to
Section 3.1 or Section 3.2; provided, however, that any portion of the Obligations payable on demand under any of the Loan Documents shall be paid on demand.

      3.    TERM OF AGREEMENT AND EARLY TERMINATION

            3.1 TERM. This Agreement shall become effective in accordance with Section 14.1 and shall continue in full force and effect for a term ending five (5) years after the date hereof and shall be deemed automatically renewed for successive terms of one (1) year thereafter until terminated as of the end of the initial term or any renewal term (each a Term) by either party giving the other written notice at least sixty (60) days prior to the end of the then current Term.

            3.2 EARLY TERMINATION. Borrower, subject to the payment of the fee described below, may terminate this Agreement other than at the end of the then current Term by giving Finova prior written notice of its intention to effect an early termination of this Agreement. Finova may terminate this Agreement at any time that an Event of Default exists. In view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Finova's lost profits as a result of an early termination of this Agreement, in either of the instances described in the preceding two sentences, Borrower shall pay to Finova, upon the effective date of such early termination and in addition to all other Obligations, as liquidated damages for the loss of the bargain and not as a penalty, an early termination fee (the Early Termination Fee) in an amount equal to: (a) four percent (4.0%) of the Revolving Advance Limit if such termination occurs at any time during the first year of the initial Term; (b) two percent (2.0%) of the Revolving Advance Limit if such termination occurs at any time during the second year of the initial Term; and (c) one percent (1.0%) of the Revolving Advance Limit if such termination occurs during the third, fourth or fifth year of the initial Term or during any renewal Term. The Early Termination Fee shall be presumed to be the amount of damages sustained by Finova as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Early Termination Fee shall be deemed included in the Obligations. Notwithstanding anything herein to the contrary, if and to the extent the Early Termination Fee constitutes interest under applicable law, the Early Termination Fee, when added to all other interest contracted for, charged or received under this Agreement or any other Loan Documents, shall not exceed, and shall be limited to an amount which constitutes, interest at the Maximum Rate.

            3.3 RIGHT OF FIRST REFUSAL. If Borrower seeks to terminate this Agreement prior to the end of the initial Term in order to refinance with another lender, Borrower shall give Finova the opportunity to match the pricing and credit structure terms being offered by the refinancing lender by delivering to Finova a copy of the written commitment for financing issued by the refinancing lender. Finova shall deliver to Borrower written notice of its decision within fifteen (15) days after Finova's receipt of the commitment. If Finova decides to match the pricing and credit structure terms set forth in the commitment, this Agreement and the other Loan Documents shall be amended accordingly and the Term of this Agreement shall be extended for a period of four (4) years from the date of the amendment. If Finova decides not to match the pricing and credit structure terms set forth in the commitment and Borrower proceeds with the refinancing and causes an early termination hereof, Finova shall be entitled to payment of an Early Termination Fee as provided in Section 3.2.

            3.4 EFFECT OF TERMINATION. Upon termination of this Agreement, all of the Obligations shall be immediately due and payable in full. No termination of this Agreement shall relieve or discharge Borrower of Borrower's duties, obligations and covenants hereunder until all of the Obligations have been fully and indefeasibly paid and satisfied, and Finova's continuing security interest in the Collateral shall remain in effect until all of the Obligations have been fully and indefeasibly paid and satisfied.

      4.    CREATION OF SECURITY INTEREST

            4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Finova a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each and all of its covenants and duties under the Loan Documents. Finova's security interest in the Collateral shall attach to all Collateral without further act on the part of Finova or Borrower. Other than sales of Inventory to buyers in the ordinary course of business, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

            4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower shall, upon the request of Finova, immediately endorse and assign such Negotiable Collateral to Finova and deliver physical possession of such Negotiable Collateral to Finova.

            4.3 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall execute and deliver to Finova, concurrently with Borrower's execution and delivery of this Agreement and at any time thereafter at the request of Finova, all financing statements, continuation financing statements, fixture filings, security agreements, chattel mortgages, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Finova may reasonably request, in form satisfactory to Finova, to perfect and continue perfected Finova's security interest in the Collateral and in order to fully consummate all of the transactions contemplated hereunder and under the other Loan Documents.

            4.4 POWER OF ATTORNEY. Borrower hereby irrevocably designates and appoints Finova (and any Persons designated by Finova) as Borrower's true and lawful attorney-in-fact, and authorizes Finova, in either Borrower's or Finova's name, to: (a) at any time that an Event of Default exists
(i) demand payment on Accounts or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts by legal proceedings or otherwise,
(iii) exercise all of Borrower's rights and remedies to collect any Account or other Collateral, (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Finova deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Account,
(vii) notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Finova, and open all mail addressed to Borrower, (viii) make, settle and adjust all claims under Borrower's policies of insurance and endorse the name of Borrower on any item of payment for the proceeds of such policies of insurance, and (ix) do all other acts and things necessary, in Finova's determination, to fulfill Borrower's obligations under this Agreement or any of the other Loan Documents; and (b) at any time that Finova determines that it is necessary or appropriate to preserve, protect, insure or maintain its rights hereunder (i) take control, in any manner, of any item of payment or proceeds of any Collateral, (ii) sign Borrower's name on any of the documents described in Section 4.3 or on any other similar documents to be executed, recorded or filed in order to perfect or continue perfected Finova's security interest in the Collateral and file or record any of the foregoing documents, (iii) endorse Borrower's name on any items of payment or proceeds thereof and deposit the same to the account of Finova for application to the Obligations, (iv) sign Borrower's name on any invoices, bills of lading, freight bills, chattel paper, documents, instruments or similar documents or agreements relating to any Accounts or any goods pertaining thereto or any other Collateral, (v) sign Borrower's name on any verification of Accounts and notices thereof to Account Debtors, and (vi) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an Account Debtor. The appointment of Finova as Borrower's attorney-in-fact and each and every one of Finova's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and this Agreement has been terminated.

            4.5 RIGHT TO INSPECT. Finova, through any of its officers, employees or agents, shall have the right at any time or times during Borrower's usual business hours and after notice to Borrower, or during the usual business hours of any third party having control over any of Borrower's Books and after notice to such third party, to inspect Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral or Borrower's financial condition. Finova also shall have the right at any time or times during Borrower's usual business hours and after notice to Borrower to inspect and examine the Inventory and the Equipment and to check and test the same as to quality, quantity, value and condition. If an Event of Default exists or if Finova reasonably believes that an Event of Default exists, Finova may conduct any of the inspections referenced in this Section 4.5 at any time without regard to Borrower's or any third party's usual business hours and without notice.

            4.6         SECURITY AGREEMENT FILED AS UCC-1 FINANCING STATEMENT.
A carbon, photographic or other reproduction or copy of this Agreement or of a financing statement is sufficient as, and may be filed in lieu of, a financing statement.

      5.    REPRESENTATIONS AND WARRANTIES

            Borrower makes the following representations and warranties to Finova and each such representation and warranty shall be deemed to be repeated with each Revolving Advance made by Finova and shall be conclusively presumed to have been relied on by Finova regardless of any investigation made or information possessed by Finova. The following representations and warranties shall be cumulative and in addition to any and all other representations and warranties which Borrower shall now or hereafter give, or cause to be given, to Finova.

            5.1 NO PRIOR ENCUMBRANCES; SECURITY INTERESTS. Borrower has good and indefeasible title to the Collateral, free and clear of liens, claims, security interests or encumbrances, except for those permitted under Section 7.2.

            5.2 ACCOUNTS. All of Borrower's Accounts constitute bona fide existing obligations created by the sale and delivery of Inventory or the rendition of services to Account Debtors in the ordinary course of Borrower's business, and, in the case of Accounts created by the sale and delivery of Inventory, the Inventory giving rise to such Accounts has been delivered to the Account Debtor. At the time of the creation of each Eligible Account or the assignment thereof to Finova, each such Eligible Account is unconditionally owed to Borrower without defense, dispute, offset, counterclaim or right of return or cancellation and Borrower has not received notice of actual or imminent bankruptcy, insolvency or material impairment of the financial condition of the Account Debtor regarding such Eligible Account.

            5.3 INVENTORY. All Inventory is of good and merchantable quality, free from defects.

            5.4 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, processor or similar party unless Finova has consented thereto in writing and are located only at the locations listed on Schedule 5.4 attached hereto and incorporated herein by reference.

            5.5 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality and quantity of the Inventory and Borrower's cost therefor.

            5.6 LOCATION OF CHIEF EXECUTIVE OFFICE. The chief executive office of Borrower is located at the address stated in the first paragraph of this Agreement and/or at offices located at 2200 Wilson Boulevard, Arlington, Virginia 22201.

            5.7 DUE INCORPORATION AND QUALIFICATION. Borrower is a corporation duly organized and existing and in good standing under the laws of the state of its incorporation and is qualified or licensed to do business in, and is in good standing in, any state in which the nature of Borrower's business requires such qualification or licensing.

            5.8 FICTITIOUS NAMES. Borrower is conducting its business at the present time under the following trade or fictitious names: Star Tobacco and Star Tobacco and Pharmaceuticals. Borrower has complied with the fictitious name laws of all jurisdictions in which compliance is required in connection with its use of such names. During the five (5) years prior to the date of this Agreement, Borrower conducted business under the following trade or fictitious names in addition to those stated above: Star Tobacco Corporation and Star Tobacco.

            5.9 PERMITS AND LICENSES. Borrower holds all licenses, permits, franchises, approvals and consents as are required in the conduct of its business and the ownership and operation of its properties.

            5.10 DUE AUTHORIZATION; NO CONFLICT; ENFORCEABILITY. The execution, delivery and performance of the Loan Documents to which Borrower is a party are within Borrower's corporate powers, have been duly authorized and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles or Certificate of Incorporation or Bylaws; nor will they create a default or breach under any material agreement to which Borrower is a party. The Loan Documents constitute Borrower's legal, valid and binding obligations, enforceable in accordance with their respective terms.

            5.11 LITIGATION. There are no actions or proceedings pending by or against Borrower before any court or administrative agency and Borrower has no knowledge or notice of any pending, threatened or imminent litigation, governmental investigations, or claims, complaints, actions or prosecutions involving Borrower or any guarantor of the Obligations, except for ongoing collection matters in which Borrower is the plaintiff and such matters as have been disclosed to Finova in writing prior to the date of this Agreement.

            5.12 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property or in connection with Borrower's business have been paid in full prior to delinquency or the expiration of any extension period. Borrower's federal tax identification number is 54-1564447.

            5.13 NO MATERIAL ADVERSE CHANGE IN FINANCIAL CONDITION. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Finova have been prepared or will be parepared in accordance with GAAP and fairly present Borrower's financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has been no material adverse change in the financial condition of Borrower since the date of the most recent of such financial statements submitted to Finova.

            5.14 SOLVENCY. Borrower is able to pay its debts (including trade debts) as they mature, has capital sufficient to carry on its business and the fair saleable value of its assets exceeds the amount of its liabilities. No transfer of property is being made by Borrower and no obligation is being incurred by Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of Borrower.

            5.15 ERISA. Neither Borrower, nor any ERISA Affiliate nor any Plan is or has been in violation of any of the provisions of ERISA, any of the qualification requirements of IRC Section 401(a), or any of the published interpretations thereof. No lien upon the assets of Borrower has arisen with respect to any Plan. No prohibited transaction within the meaning of ERISA
Section 406 or IRC Section 4975(c) has occurred with respect to any Plan. Neither Borrower nor any ERISA Affiliate has incurred any withdrawal liability with respect to any Multiemployer Plan. Borrower and each ERISA Affiliate have made all contributions required to be made by them to any Plan or Multiemployer Plan when due. There is no accumulated funding deficiency in any Plan, whether or not waived.

            5.16 ENVIRONMENTAL LAWS AND HAZARDOUS MATERIALS. Borrower has complied with all Environmental Laws. Except as disclosed to Finova in writing prior to the date of this Agreement, Borrower has not caused or permitted any Hazardous Materials to be located, incorporated, generated, stored, manufactured, transported to or from, released, disposed of or used at, upon, under or within any premises at which Borrower conducts its business, or in connection with Borrower's business. To the best of Borrower's knowledge, no prior owner or operator of any premises at which Borrower conducts its business has caused or permitted any of the above to occur at, upon, under or within any of such premises.

            5.17 INTELLECTUAL PROPERTY. As of the date hereof, Borrower does not own or have rights as licensee in or to any trademarks, except as set forth on Schedule 5.17 attached hereto and incorporated herein by reference.

            5.18 LABOR AND EMPLOYMENT DISPUTES. There are no pending grievances, disputes or controversies with any union or other organization of Borrower's employees, or pending threats of strikes or work stoppages, or demands for collective bargaining by any union or other organization of Borrower's employees.

            5.19 YEAR 2000 COMPLIANCE. Borrower has taken all action necessary to assure that there will be no material adverse change to Borrower's internal business systems by reason of the advent of the year 2000, including that all of Borrower's computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after December 31, 1999.

      6.    AFFIRMATIVE COVENANTS

            Borrower covenants and agrees that during the term of this Agreement and until payment in full of the Obligations, and unless Finova shall otherwise consent in writing, Borrower shall do all of the following:

            6.1 ACCOUNTING SYSTEM. Borrower at all times shall maintain a standard and modern system of accounting in accordance with GAAP with ledger and account cards or computer tapes, disks, printouts and records pertaining to the Collateral which contain information as may from time to time be requested by Finova. Borrower also shall keep proper books of account showing all sales, claims and allowances on its Inventory.

            6.2 COLLATERAL REPORTS. Borrower shall deliver to Finova, no later than the fifteenth day of each month during the term of this Agreement, a detailed aging of the Accounts, a reconciliation statement, a summary aging, by vendor, of all accounts payable and any book overdraft, and copies of Borrower's bank account statements. Borrower shall deliver to Finova, as Finova may from time to time require, collection reports, sales journals, invoices, original delivery receipts, customers' purchase orders, shipping instructions, bills of lading and other documentation respecting shipment arrangements. Absent such a request by Finova, copies of all such documentation shall be held by Borrower as custodian for Finova.

            6.3 RETURNS. Returns and allowances, if any, as between Borrower and its Account Debtors, shall be permitted by Borrower on the same basis and in accordance with the usual and customary practices of Borrower as they exist at the time of the execution and delivery of this Agreement or as may be established by Borrower from time to time with Finova's consent, which shall not be unreasonably withheld. If any Account Debtor returns any Inventory to Borrower, Borrower shall promptly determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a copy to be sent to Finova) in the appropriate amount to such Account Debtor. Borrower shall promptly notify Finova of all returns and recoveries and of all disputes and claims.

            6.4         [Omitted].

            6.5 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Finova: (a) as soon as available, but in any event within thirty (30) days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet and profit and loss statement covering Borrower's operations during such period; and (b) as soon as available, but in any event within ninety (90) days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants acceptable to Finova. All such annual financial statements shall include a balance sheet and profit and loss statement, together with the accountants' letter to management. Borrower shall also deliver Borrower's Form 10-Qs, 10-Ks or 8-Ks, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same become available, and any other report reasonably requested by Finova relating to the

Collateral or the financial condition of Borrower, including financial projections, and a certificate signed by the chief financial officer of Borrower to the effect that all reports, statements or computer prepared information of any kind or nature delivered or caused to be delivered to Finova under this
Section 6.5 fairly present the financial condition of Borrower and further certifying that Borrower is in compliance with all financial covenants contained in this Agreement and that there exists on the date of delivery of such certificate to Finova no condition or event which constitutes an Event of Default. If Borrower is a parent company of one or more subsidiaries or is a subsidiary of another company, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such related entity separately, and on a consolidated basis.

            6.6 LITIGATION. Borrower shall promptly notify Finova in writing of any litigation, governmental investigations or criminal prosecutions involving Borrower where Borrower's exposure is greater than $100,000 in a single matter or when Borrower's exposure on all litigation matters exceeds $250,000, other than collection matters in which Borrower is the plaintiff.

            6.7 TAX RETURNS, RECEIPTS. Borrower shall deliver to Finova copies of each of Borrower's federal income tax returns, and any amendments thereto, within thirty (30) days after the filing thereof with the Internal Revenue Service. Furthermore, Borrower shall deliver to Finova, promptly upon request by Finova, satisfactory evidence of Borrower's payment of all federal withholding taxes and excise taxes required to be paid by Borrower.

            6.8         [Omitted]

 [Omitted]

            6.10 MAINTENANCE OF EQUIPMENT. Borrower shall keep and maintain the Equipment in good operating condition and repair and shall make all necessary replacements thereto so that the value and operating efficiency thereof shall at all times be maintained and preserved.

            6.11 TAXES. All assessments and taxes, whether real, personal or otherwise, due or payable by, or imposed, levied or assessed against Borrower or any of its property or in connection with Borrower's business shall be paid in full prior to delinquency or the expiration of any extension period. Borrower shall make due and timely payment or deposit of all federal, state and local taxes, assessments or contributions required of it by law and will execute and deliver to Finova, on demand, appropriate certificates attesting to the payment or deposit thereof. Borrower shall make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability and local, state and federal income taxes, and shall, upon request, furnish Finova with proof satisfactory to Finova indicating that Borrower has made such payments or deposits, except that Borrower may refrain from funding an escrow required by MSA or any statutes promulgated thereunder so long as the same is being diligently contested through appropriate procedures and Borrower is maintaining adequate reserves therefor.

            6.12 INSURANCE. Borrower, at its expense, shall keep and maintain the Collateral insured against all risk of loss or damage from fire, theft, vandalism, malicious mischief, explosion, sprinklers and all other hazards and risks of physical damage included within the meaning of the term "extended coverage" in such amounts as are ordinarily insured against by other similar businesses. Borrower shall also keep and maintain comprehensive general public liability insurance and property damage insurance, and insurance against loss from business interruption, insuring against all risks relating to or arising from Borrower's ownership and use of the Collateral and Borrower's other assets and the operation of Borrower's business. All such policies of insurance shall be in such form, with such companies and in such amounts as may be satisfactory to Finova. Borrower shall deliver to Finova certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance (except those of public liability and property damage) shall contain a Lender's Loss Payable endorsement in a form satisfactory to Finova, naming Finova as loss payee thereof (as its interests appear), and shall contain a waiver of warranties. All proceeds payable under any such policy shall be payable to Finova to be applied to the Obligations. All public liability and property damage policies shall name Finova as an additional insured. All such policies shall provide that Finova shall receive no less than thirty (30) days prior written notice of any cancellation or termination of such policies.

            6.13 NO OFFSETS OR COUNTERCLAIMS. All payments hereunder and under the other Loan Documents made by or on behalf of Borrower shall be made without offset or counterclaim, and Borrower hereby waives any right to offset, against the repayment of the Obligations, any claims it may have against Finova.

            6.14 FINOVA EXPENSES. Borrower acknowledges that Finova Expenses include, among other things, (a) Finova's reasonable attorneys fees and expenses incurred in defending or otherwise representing Finova concerning the Loan Documents or the Obligations and (b) charges resulting from the dishonor of checks. Since Finova Expenses are a part of the Obligations which are secured by the Collateral, Finova shall not be required to discharge any lien or terminate any security interest in the Collateral unless and until (y) Borrower and Finova execute a mutual general release of liability and indemnification in favor of and acceptable to Finova and (z) to the extent another financial institution refinances the Obligations, such financial institution delivers an agreement, acceptable to Finova, to indemnify Finova for loss arising from checks delivered to Finova for collection and payment of the Obligations which are returned for non-payment or for any other reason.

            6.15 COMPLIANCE WITH LAW. Borrower shall comply with the requirements of all applicable laws, rules, regulations and orders of governmental authorities relating to Borrower and the conduct of Borrower's business, including the Fair Labor Standards Act and the Americans with Disabilities Act.

            6.16        [Omitted]

            6.17 ENVIRONMENTAL LAWS AND HAZARDOUS MATERIALS. Borrower shall not permit any lien under any Environmental Law to be filed against any of the Collateral or any of Borrower's real property, and will promptly notify Finova of any proceeding, inquiry or claim relating to any alleged violation of any Environmental Law, or any alleged loss, damage or injury resulting from any Hazardous Material. Finova shall have the right to join and participate in, to the extent necessary to protect the Collateral and to defend Finova against any claim, as a party if it so elects, any legal or administrative proceeding initiated against Borrower or any guarantor of the Obligations with respect to any Hazardous Material or in connection with any Environmental Law.

            6.18 FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0, calculated at the end of each of Borrower's fiscal quarters for the twelve (12) month period ending on the last day of such fiscal quarter. Borrower shall deliver a certificate to Finova within fifteen (15) days after the end of each fiscal quarter, certifying its compliance with this covenant and attaching any supporting documentation requested by Finova.

      7.    NEGATIVE COVENANTS

            Borrower covenants and agrees that during the term of this Agreement and until payment in full of the Obligations, Borrower will not do any of the following without Finova's prior written consent:

            7.1 INDEBTEDNESS. Create, incur, assume, permit or otherwise become liable with respect to any indebtedness outside of the ordinary and usual course of Borrower's business, except (a) indebtedness set forth in Borrower's latest financial statements submitted to Finova prior to the date of this Agreement and renewals or extensions of such indebtedness, (b) indebtedness for the payment of all or any part of the purchase price of any fixed assets and any renewals or extensions of such indebtedness, but not any increases in the principal amount thereof outstanding at the time and (c) the Obligations.

            7.2 SECURITY INTERESTS. Create, incur, assume or permit to exist any security interest, lien, pledge, mortgage or encumbrance on any Collateral or on any of Borrower's real property, except (a) the security interests granted to Finova by Borrower, (b) the security interests disclosed in the UCC searches obtained by Finova prior to the funding of the initial Revolving Advance hereunder (other than security interests required to be terminated pursuant to the Conditions Precedent Rider) , (c) the purchase money security interest granted to Brown & Williamson Tobacco Corporation ("B&W") in cut tobacco under that certain Supply Agreement for Star Scientific Blend between B&W and the Borrower, (d) purchase money security interests upon fixed assets which secure indebtedness permitted by Section 7.1(b) above, but only if such security interests shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of such indebtedness and (e) any security interest which Borrower has disclosed in writing to Finova and to which Finova has given its prior written consent.

            7.3 EXTRAORDINARY TRANSACTIONS. Enter into any transaction not in the ordinary and usual course of Borrower's business, including the sale, lease or other disposition of, whether by sale or otherwise, any of Borrower's assets other than sales of Inventory in the ordinary and usual course of Borrower's business; or make any advance, loan or capital contribution to any Person except in the ordinary and usual course of Borrower's business.

            7.4 CHANGE NAME. Change Borrower's name, business structure or identity, or add any new fictitious name.

            7.5 FUNDAMENTAL CHANGES. Except upon prior written consent of FINOVA, which consent shall not be unreasonably withheld, enter into any acquisition, merger, consolidation, reorganization or recapitalization, or reclassify its capital stock, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or acquire by purchase or otherwise all or substantially all of the assets, stock or other beneficial ownership interest of any other Person.

            7.6 GUARANTY. Guaranty or otherwise become in any way liable with respect to the obligations of any third party except by endorsement of instruments or items of payment for deposit to the account of Borrower for negotiation and delivery to Finova.

            7.7 RESTRUCTURE. Except upon prior written consent of FINOVA, which consent shall not be unreasonably withheld, make any change in Borrower's capital structure or in the principal nature of Borrower's business operations.

            7.8 PREPAYMENTS. Prepay any indebtedness owing to any third party.

            7.9 CHANGE OF OWNERSHIP. Except upon prior written consent of FINOVA, which consent shall not be unreasonably withheld, cause, permit or suffer any transfer, whether direct or indirect, of the ownership of ten percent (10%) or more of Borrower's outstanding capital stock or other beneficial ownership interest in any single transaction or series of transactions.

            7.10        [Omitted]

            7.11        [Omitted]

            7.12        [Omitted]

            7.13 CONSIGNMENTS. Consign any Inventory; or sell any Inventory on bill and hold, sale on approval or other conditional terms of sale.

            7.14        [Omitted]

            7.15 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify or terminate any agreement currently existing or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Finova information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Finova pursuant to or in accordance with this Agreement, and agrees that Finova may contact directly any such accounting firm or service bureau in order to obtain such information.

            7.16        SUSPENSION.  Suspend or go out of business.

            7.17 LOCATION OF CHIEF EXECUTIVE OFFICE. Relocate its chief executive office to a new location unless Finova is given thirty (30) days prior written notice thereof.

      8.    EVENTS OF DEFAULT

            The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

            8.1 FAILURE TO PAY. Borrower fails to pay when due any of the Obligations;

            8.2 FAILURE TO PERFORM. Borrower fails or neglects to timely perform, keep or observe any term, provision, condition, representation, warranty, covenant or agreement contained in this Agreement, in any of the other Loan Documents or in any other present or future agreement between Borrower and Finova;

            8.3 MISREPRESENTATION. Any representation, warranty or statement of fact made by Borrower or any officer, employee, agent or director of Borrower to Finova shall when made or deemed to be made be false or misleading in any material respect;

            8.4 MATERIAL ADVERSE CHANGE. There is a material adverse change in Borrower's business or financial condition;

            8.5 LEVY OR ATTACHMENT. Any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any judicial officer;

            8.6 INSOLVENCY BY BORROWER. An Insolvency Proceeding is commenced by Borrower;

            8.7 INSOLVENCY AGAINST BORROWER. An Insolvency Proceeding is commenced against Borrower;

            8.8 INJUNCTION AGAINST BORROWER. Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

            8.9 GOVERNMENT LIEN. A notice of lien, levy or assessment is filed of record with respect to any of Borrower's assets by the United States government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time hereafter to any one or more of such entities becomes a lien, whether choate or otherwise, upon any of Borrower's assets and the same is not paid on the payment date thereof;

            8.10 JUDGMENT. A judgments or other claims for an amount in excess of One Hundred Thousand Dollars ($100,000) in any single action or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate becomes a lien or encumbrance on Borrower's assets;

            8.11 CROSS DEFAULT TO MATERIAL AGREEMENTS. There is a default in any material agreement to which Borrower is a party with one or more third parties or by which Borrower or Borrower's property or assets are bound;

            8.12 SUBORDINATED DEBT PAYMENTS. Borrower makes any payment on account of indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination agreement applicable to such indebtedness;

            8.13        [Omitted]

            8.14 ERISA VIOLATION. A prohibited transaction within the meaning of ERISA Section 406 or IRC Section 4975(c) shall occur with respect to a Plan which could have a material adverse effect on the financial condition of Borrower; any lien upon the assets of Borrower in connection with any Plan shall arise; Borrower or any ERISA Affiliate shall completely or partially withdraw from a Multiemployer Plan and such withdrawal could, in the opinion of Finova, have a material adverse effect on the financial condition of Borrower; Borrower or any of its ERISA Affiliates shall fail to make full payment when due of all amounts which Borrower or any of its ERISA Affiliates may be required to pay to any Plan or any Multiemployer Plan as one or more contributions thereto; Borrower or any of its ERISA Affiliates creates or permits the creation of any accumulated funding deficiency, whether or not waived; the voluntary or involuntary termination of any Plan which termination could, in the opinion of Finova, have a material adverse effect on the financial condition of Borrower; or Borrower shall fail to notify Finova promptly in writing and in any event within ten (10) days of the occurrence of any event which constitutes an Event of Default under this clause or would constitute such an Event of Default upon the exercise of Finova's judgment; or

            8.15 CRIMINAL PROCEEDINGS. Criminal proceedings are instituted against Borrower, any member of Borrower's senior management or any guarantor of the Obligations that could result in the forfeiture or loss of Collateral or a material impairment of the financial condition of Borrower or any guarantor of the Obligations.

            Notwithstanding anything contained in this Section 8 to the contrary, Finova shall refrain from exercising its rights and remedies and an Event of Default shall not be deemed to exist by reason of the occurrence of any of the events set forth in Sections 8.5, 8.7, 8.8, 8.9 or 8.10 of this Agreement if, within twenty (20) days after the date thereof, the same is released, discharged, dismissed, bonded against or satisfied; PROVIDED, HOWEVER, Finova shall not be obligated to make Revolving Advances to Borrower during such period.

       9.   FINOVA'S RIGHTS AND REMEDIES

            9.1 RIGHTS AND REMEDIES. At any time that an Event of Default exists, Finova may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, any of the other Loan Documents or otherwise, immediately due and payable in full;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, any of the other Loan Documents or any other agreement between Borrower and Finova;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Finova, but without affecting Finova's rights and security interest in the Collateral and without affecting Borrower's duties, obligations and covenants hereunder, including payment of the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Finova considers advisable and, in such cases, Finova will credit Borrower's loan account with only the net amounts received by Finova in payment of such disputed Accounts, after deducting all Finova Expenses incurred or expended in connection therewith;

                  (e) Seek the appointment of a receiver (and Borrower hereby consents to such appointment);

                  (f) Without notice to or demand upon Borrower or any guarantor, make such payments and do such acts as Finova considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Finova so requires and to deliver or make the Collateral available to Finova at a place designated by Finova. Borrower authorizes Finova to enter any premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien that in Finova's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Finova a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Finova's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrower (such notice being expressly waived) and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Finova (including any amounts received in a lockbox or blocked account), or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Finova;

                  (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Finova (including any amounts received in a lockbox or blocked account) to secure the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral. Finova is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. Borrower's rights under all licenses and all franchise agreements shall inure to Finova's benefit;

                  (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Finova determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                  (k) Finova shall give notice of the disposition of the Collateral as follows:

                        (1) Finova shall give the Borrower and any other Person entitled to notice under applicable law, a notice in writing of the time and place of public sale or, if the sale is a private sale or some other disposition other than a public sale is to be made, then the time on or after which the private sale or other disposition is to be made;

                        (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least five
(5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value;

                  (l)   Finova may credit bid and purchase at any public sale;

                  (m) Any deficiency that exists after disposition of the Collateral as provided above shall be paid immediately by Borrower. Any excess will be remitted without interest by Finova to the party or parties legally entitled to such excess; and

                  (n) In addition to the foregoing, Finova shall have all rights and remedies provided by law and any rights and remedies contained in any other Loan Documents. All such rights and remedies shall be cumulative.

            9.2 NO WAIVER. No delay on the part of Finova in exercising any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege under this Agreement or otherwise, preclude other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege.

      10.   TAXES AND EXPENSES REGARDING THE COLLATERAL

            If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums or otherwise) due to third parties regarding the Collateral, or fails to make any deposits or furnish any required proof of payment or deposit, or fails to perform any of Borrower's other covenants under the terms of this Agreement or any other Loan Document, then, Finova may, in its reasonable credit judgment, do any or all of the following: (a) make any payment which Borrower has failed to pay or any part thereof; (b) set up such reserves in Borrower's loan account as Finova deems necessary to protect Finova from the exposure created by such failure; (c) obtain and maintain insurance policies of the type described in Section 6.12 and take any action with respect to such policies as Finova deems prudent; or (d) take any other action deemed necessary by Finova to preserve and protect its interests and rights under this Agreement or any other Loan Document. Any payments made by Finova shall not constitute an agreement by Finova to make similar payments in the future or a waiver by Finova of any Event of Default under this Agreement. Finova need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance or lien and the receipt of notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

      11.   WAIVERS AND INDEMNIFICATIONS

            11.1 WAIVERS. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, notice of nonpayment at maturity, notice of intention to accelerate and notice of acceleration, so that Finova may exercise any and all rights and remedies under the Loan Agreement or any other Loan Documents, or as otherwise provided at law or in equity, at any time that an Event of Default exists, without any further notice, grace or opportunity to cure whatsoever. Borrower further waives notice prior to Finova's taking possession or control of the Collateral, any bond or security which might be required by any court prior to allowing Finova to exercise any of Finova's remedies, and the benefit of all valuation, appraisement and exemption laws. Borrower agrees that, at any time that an Event of Default exists, Finova may compromise, settle or release without notice to Borrower any accounts, documents, instruments, chattel paper or guaranties at any time held by Finova on which Borrower may in any way be liable.

            11.2 NO MARSHALING. Borrower hereby expressly waives all rights, if any, to require a marshaling of assets by Finova or to require that Finova first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

            11.3 FINOVA'S LIABILITY FOR COLLATERAL. So long as Finova complies with its obligations, if any, under Section 9207 of the Code, Finova shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other Person. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

            11.4 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Finova, its directors, officers, agents, employees, participants and assigns, from and against any and all claims, suits, actions, causes of action, debts, liabilities, damages, losses, obligations, charges, judgments and expenses, including attorneys fees and costs, of any nature whatsoever, in any way relating to or arising from the transactions contemplated by this Agreement or any other Loan Document (including those relating to or arising from any alleged or actual violation of any Environmental Law, or any loss, damage or injury resulting from any Hazardous Material); provided that the foregoing indemnification shall not extend to liabilities, damages, losses, obligations, judgments and expenses proximately caused by the gross negligence or willful misconduct of Finova. This indemnification provision shall survive the termination of this Agreement.

            12.   NOTICES

            Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement, the Loan Documents or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by receipted overnight delivery service to Borrower or to Finova, as the case may be, at their addresses set forth below:

            IF TO BORROWER:   STAR TOBACCO AND PHARMACEUTICALS, INC.
                              16 South Market Street
                              Petersburg, Virginia 23803
                              Attn: Jim McNulty

            WITH A COPY TO:   PAUL, HASTINGS, JANOFSKY & WALKER LLP
                              Tenth Floor
                              1299 Pennsylvania Avenue, N.W.
                              Washington, DC 20004-2400
                              Attn:  Paul L. Perito

            IF TO FINOVA:     FINOVA CAPITAL CORPORATION, BUSINESS
                              CREDIT
                              1000 Abernathy Road N.E.
                              Building 400, Suite 1500
                              Atlanta, Georgia 30328
                              Attn: Service Center Manager

            WITH A COPY TO:   FINOVA CAPITAL CORPORATION
                              2020 Santa Monica Blvd., Suite 500
                              Santa Monica, CA 90404
                              Attn: Michael N. Rosner

            The parties hereto may change the address at which they are to receive notices hereunder by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Finova in connection with Sections 9504 and 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or three
(3) calendar days after the deposit thereof in the mail or one (1) calendar day after deposit thereof with an overnight delivery service. Borrower acknowledges and agrees that notices sent by Finova in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or with an overnight delivery service or otherwise sent by Finova in accordance with the delivery methods set forth above.

      13.   DESTRUCTION OF PAPERS DELIVERED TO FINOVA

            All documents, schedules, invoices, agings or other papers delivered to Finova may be destroyed or otherwise disposed of by Finova four (4) months after they are delivered to or received by Finova unless Borrower requests, in writing, the return of said documents, schedules, invoices, agings or other papers and makes arrangements, at Borrower's expense, for their return.

      14.   GENERAL PROVISIONS

            14.1 EFFECTIVENESS; TIME OF THE ESSENCE. This Agreement and the other Loan Documents shall be binding and deemed effective when executed by Borrower and Finova. Time is of the essence of this Agreement and the other Loan Documents.

            14.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that Borrower may not assign this Agreement or any rights or duties hereunder without Finova's prior written consent and any prohibited assignment shall be void and of no effect as against Finova. No consent to an assignment by Finova shall release Borrower from its Obligations. Finova and its successors and assigns may assign this Agreement and any other Loan Document and its rights and duties hereunder and thereunder. Finova reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Finova's rights and benefits hereunder. In connection therewith, Finova may disclose all documents and information which Finova now or hereafter may have relating to Borrower or Borrower's business. Borrower expressly consents to any assignment by Finova to its wholly owned subsidiary, Finova Funding Inc., of certain of Finova's rights hereunder and under the other Loan Documents, including the beneficial interest in loans made by Finova, and any subsequent assignment by Finova Funding Inc. to LaSalle National Bank (or any successor trustee), as trustee of the Finova Small Business Loan Master Trust, of such rights.

            14.3 SECTION HEADINGS. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            14.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Finova or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

            14.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

            14.6 AMENDMENTS IN WRITING. Neither this Agreement nor any provision hereof may be amended, modified, waived or terminated orally or by course of conduct or pattern of dealing, but only by a written agreement signed by an authorized officer of Finova. Any purported amendment, modification, waiver or termination of this Agreement or any provision hereof that is not in writing and signed by an authorized officer of Finova shall be void and of no effect.

            14.7 INTEGRATION. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement, together with the other Loan Documents, supersedes all prior agreements, understandings and negotiations, if any, which are merged into this Agreement and the other Loan Documents.

            14.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same Agreement.

            14.9 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any guarantor of the Obligations or the transfer by either or both of such parties to Finova of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences and other voidable or recoverable payments of money or transfers of property (a Voidable Transfer), and if Finova is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Finova is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of Finova related thereto, the liability of Borrower or such guarantor automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

            14.10 CONSULTATION WITH COUNSEL. Borrower and Finova acknowledge that they have been given the opportunity to consult with counsel and other advisors of their choice prior to entering into this Agreement.

            14.11 LIMITATION OF LIABILITY. No claim may be made by Borrower or any other Person against Finova or the officers, directors, employees, participants, assignees or agents of Finova for any special, indirect, punitive or consequential damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages.

            14.12 TELEFACSIMILE EXECUTION. Delivery of an executed counterpart of this Agreement or any other Loan Document by telefacsimile transmission shall be equally as effective as delivery of an executed hard copy of the same. Any party delivering an executed counterpart of this Agreement or any other Loan Document by telefacsimile transmission shall also deliver an executed hard copy of the same, but the failure by such party to deliver an executed hard copy shall not affect the validity, enforceability and binding effect of this Agreement or such other Loan Document.

            14.13 FINANCE LENDER LICENSE. Finova is licensed as a Finance Lender by the California Department of Corporations, file number 603 2362.

      15.   CHOICE OF LAW AND VENUE

            THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW); PROVIDED, HOWEVER, THAT THE LAWS OF THE STATE IN WHICH THE COLLATERAL IS LOCATED SHALL GOVERN WITH RESPECT TO (A) THE CREATION OF LIENS ON COLLATERAL LOCATED IN SUCH STATE AND (B) THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF FINOVA'S LIENS UPON ANY PORTION OF THE COLLATERAL LOCATED IN SUCH STATE AND THE ENFORCEMENT IN SUCH STATE OF FINOVA'S OTHER REMEDIES WITH RESPECT TO THE COLLATERAL LOCATED IN SUCH STATE.

            THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF MARICOPA, STATE OF ARIZONA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF MARICOPA, STATE OF ARIZONA, OR, AT THE SOLE OPTION OF FINOVA, IN ANY OTHER COURT IN WHICH FINOVA SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, BORROWER AND FINOVA EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS
SECTION 15.

      16.   WAIVER OF JURY TRIAL

            BORROWER AND FINOVA HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FINOVA REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered at Finova's place of business in Atlanta, Georgia.

                                            STAR TOBACCO AND PHARMACEUTICALS, INC.,
Attest:                                     a Virginia corporation

                                            Signed By:
------------------------------                        ----------------------------
Secretary/Assistant Secretary               Print Name:
[Corporate Seal]                            Title/Capacity:

                                            FINOVA CAPITAL CORPORATION,
                                            BUSINESS CREDIT, a Delaware corporation

                                            Signed By:
                                                      ----------------------------

                                            Print Name:
                                            Title/Capacity


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